E.I.I. REALTY SECURITIES TRUST

AMENDED AND RESTATED

BYLAWS

These Amended and Restated Bylaws of E.I.I. Realty Securities Trust (the “Trust”), a Delaware statutory trust, are subject to the Amended and Restated Trust Instrument of the Trust dated as of November 22, 2011, as from time to time amended, supplemented, or restated (the “Trust Instrument”). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined, and the provisions of Sections 11.06, 11.07 and 11.08 of the Trust Instrument shall also apply to these Bylaws with all necessary changes as the context requires. In the event of any inconsistency between the terms hereof and the terms of the Trust Instrument, the terms of the Trust Instrument shall control.

ARTICLE I

PRINCIPAL OFFICE

The principal office of the Trust shall be located in New York, New York or such other location as the Trustees may, from time to time, determine. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

ARTICLE II

OFFICERS AND THEIR ELECTION

SECTION 2.01 OFFICERS. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

SECTION 2.02 ELECTION OF OFFICERS. The President, Treasurer and Secretary shall be chosen by the Trustees. Two or more offices may be held by a single person except the office of President. The President, the Treasurer, and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees or, in each case, until his earlier, death, inability to serve, resignation or removal. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office or, in the case of any office created pursuant to Section 3.11 hereof, any officer upon whom such power shall have been conferred by the Trustees may fill such vacancy.

SECTION 2.03 RESIGNATIONS. Any officer of the Trust may resign, by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed or at such later time as may be therein specified. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which such officer is a party.

ARTICLE III

POWERS AND DUTIES OF OFFICERS AND TRUSTEES

SECTION 3.01 MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by, or under the direction of the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Instrument, or these Bylaws.

SECTION 3.02 EXECUTIVE AND OTHER COMMITTEES. The Trustees may elect from their own number an executive committee, which shall have any or all of the powers of the Trustees while the Trustees are not in session. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect. In the absence of an appropriate resolution of the Trustees, any committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Trustees to act in the place of such absent member. All action by any committee shall be reported to the Trustees at its next meeting following such action. The Trustees may appoint other committees, each consisting of one or more persons who need not be Trustees. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Trustees but shall not exercise any power that may lawfully be exercised only by the Trustees or a committee thereof.

SECTION 3.03 COMPENSATION. Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

SECTION 3.04 CHAIRMAN OF THE TRUSTEES. The Trustees may appoint from among their number a Chairman who shall serve as such at the pleasure of the Trustees. The Chairman shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be (but is not required to be) the chief executive, financial and/or accounting officer of the Trust. When present, the Chairman shall preside at all meetings of the Shareholders and the Trustees, and the Chairman may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. The Chairman shall perform such other duties as the Trustees may from time to time designate.

SECTION 3.05 PRESIDENT. The President shall, subject to the direction of the Trustees, have general administration of the business and policies of the Trust. Except as the

Trustees may otherwise order, the President shall have the power to grant, issue, execute, or sign such powers of attorney, process, agreements, or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. The President shall also have the power to employ attorneys, accountants, and other advisors and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

SECTION 3.06 TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as custodian in accordance with the Trust Instrument and applicable provisions of law. The Treasurer shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and the Treasurer shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

SECTION 3.07 SECRETARY. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

SECTION 3.08 VICE PRESIDENT. Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents) present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 3.09 ASSISTANT TREASURER. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

SECTION 3.10 ASSISTANT SECRETARY. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 3.11 SUBORDINATE OFFICERS. The Trustees from time to time may appoint such officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities, and duties.

SECTION 3.12 SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by the Investment Company Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust’s property, funds, or securities that may come into his hands.

SECTION 3.13 REMOVAL. Any officer may be removed from office, with or without cause, by the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 3.11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

SECTION 3.14 REMUNERATION. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

ARTICLE IV

SHAREHOLDERS’ MEETINGS

SECTION 4.01 SPECIAL MEETINGS. A special meeting of the Shareholders shall be called by the Secretary whenever (a) ordered by the Trustees or (b) requested in writing by Shareholders owning at least 25% of the Outstanding Shares (or 10% of the Outstanding Shares to the extent required by Section 16(a) of the Investment Company Act) of the total combined votes of all Shares of the Trust issued and outstanding, provided that, in the case of clause (b), (i) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (ii) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. No special meeting need be called upon the request of the Shareholders owning Shares representing less than a majority of the total combined votes of all Shares of the Trust issued and outstanding to consider any matter that is substantially the same as a matter voted upon at any special meeting of the Shareholders held during the preceding twelve months. If the meeting is a meeting of the Shareholders of one or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or classes shall be called and only the Shareholders of such one or more Series or classes shall be entitled to notice of and to vote at such meeting. There shall be no regular meetings of Shareholders for the election of Trustees or the transaction of any other business except as required by the Investment Company Act or other applicable federal law.

SECTION 4.02 NOTICES. Except as provided in Section 4.01, notices of the place, date and hour of any meeting of the Shareholders ordered pursuant to Section 4.01, and the general nature of the business to be transacted at that meeting, shall be given by the Secretary to each Shareholder entitled to vote at said meeting at least ten (10) days before the meeting. Notice of any meeting of Shareholders shall be (a) given either by hand delivery, telephone, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means or by mail, postage prepaid, and (b) given or addressed to the Shareholder at the phone number, address, facsimile number, e-mail address or other contact information of that Shareholder appearing on the books of the Trust or its transfer agent. Notice shall be deemed to have been given at the time when made by telephone, delivered personally, deposited in the mail or with an overnight courier or sent by telegram, facsimile, telex, telecopier, electronic mail or other means of communication. The business to be transacted at any special meeting shall be limited to that stated in such written notice of the meeting. Any written consent or waiver may be provided and delivered to the Trust by mail, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the records of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Prior to the date upon which any meeting of Shareholders is to be held, the Trustees may postpone such meeting one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place, date and hour at which such meeting will be held. Such notice shall be given not less than two (2) days before the date of such meeting and otherwise in accordance with this Section 4.02. Any Shareholders’ meeting may be adjourned by the chairman of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting or the failure of any proposal to receive sufficient votes for approval. A Shareholders’ meeting may be adjourned by the chairman of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the Secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting.

SECTION 4.03 VOTING-PROXIES. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, which term shall include proxies provided by such Shareholder, or his duly authorized attorney, through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Trustees or any officer of the Trust. Proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust.

Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it before the vote pursuant to that proxy is taken (i) by a writing delivered to the Trust stating that the proxy is revoked, (ii) by a subsequent proxy executed by such person, (iii) attendance at the meeting and voting in person by the person executing that proxy, or (iv) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice from any one of them, in which case such proxy shall not be valid and no vote shall be received in respect of such Shares unless all persons holding such Shares shall agree on their manner of voting. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.

At every meeting of Shareholders, the Chairman or, in his or her absence, the President or, in his or her absence, a Vice President or, in the absence of any of the foregoing officers, a chairman chosen by majority vote of the Shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The Secretary or, in his or her absence, an Assistant Secretary, or, in the absence of either of the foregoing officers, a secretary of the meeting chosen by the chairman shall act as secretary at all meetings of Shareholders. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided below in this section, in which event such inspectors of election shall decide all such questions. The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the Shareholders owning Shares representing ten percent (10%) or more of the total combined votes of all Shares of the Trust issued and outstanding and entitled to vote on such election or matter. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, the Trust Instrument and these Bylaws, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

Subject to these By-laws, the Trustees shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as they shall deem necessary, appropriate or convenient, and, subject to these Bylaws and such rules and regulations of the Trustees, if any, the chairman of any meeting of the Shareholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors, the adjournment of the meeting, and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes. At any election of Trustees, the Trustees prior thereto may, or, if they have not so acted, the chairman of the meeting may, appoint one or more inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such inspector.

SECTION 4.04 PLACE OF MEETING. All meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

SECTION 4.05 ACTION WITHOUT A MEETING. Except to the extent otherwise provided in the Trust Instrument or these Bylaws, any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

SECTION 4.06 APPLICATION OF THIS ARTICLE. Meetings of Shareholders shall consist of Shareholders of any Series or class thereof or of all Shareholders and this Article shall be construed accordingly.

ARTICLE V

TRUSTEES’ MEETINGS

SECTION 5.01 SPECIAL MEETINGS. Special meetings of the Trustees may be called by the Chairman of the Trustees or any two other Trustees.

SECTION 5.02 REGULAR MEETINGS. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee, provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in Section 4.04 of the Trust Instrument.

SECTION 5.03 QUORUM. A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Trustees in attendance constituting a quorum shall constitute action of the Trustees unless the concurrence of a greater proportion is required for such action by the Trust Instrument, these Bylaws or federal law.

SECTION 5.04 NOTICE. Except as otherwise provided, notice of the time, date and place of all meetings of the Trustees shall be given by the person calling the meeting, or by the Secretary or an Assistant Secretary, to each Trustee by telephone, facsimile or other electronic mechanism sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Any written consent or waiver may be provided and delivered to the Trust by mail, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means.

SECTION 5.05 PLACE OF MEETING. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

SECTION 5.06 SPECIAL ACTION. When all the Trustees shall be present at any meeting however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the records of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

SECTION 5.07 ACTION BY CONSENT. Except as otherwise provided under the Investment Company Act, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if written consents thereto are signed by a majority of the Trustees. Any such written consent may be executed and given by telegram, facsimile, telex, telecopier, electronic mail or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees held at the principal place of business of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

SECTION 5.08 PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE; PROXIES. Except when presence in person is required at a meeting under the Investment Company Act or other applicable laws, (a) Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting and any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust and (b) at all meetings of the Trustees, every Trustee shall be entitled to vote by proxy, provided that such proxy shall, before or after such meeting, be delivered to the Secretary or other person responsible for recording the proceedings of such meeting. To the extent permitted by the Investment Company Act, a Trustee may provide any proxy through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or by any other form of communication.

ARTICLE VI

FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT

SECTION 6.01 FISCAL YEAR. The fiscal year of the Trust and of each Series of the Trust shall end on June 30 of each year; provided that the last fiscal year of the Trust and each Series shall end on the date on which the Trust or each such Series is terminated, as applicable; and further provided that the Trustees by resolution and without a Shareholder vote may at any time change the fiscal year of the Trust and of any or all Series (and the Trust and each Series may have different fiscal years as determined by the Trustees).

SECTION 6.02 REGISTERED OFFICE AND REGISTERED AGENT. The initial registered office of the Trust in the State of Delaware shall be located at 1201 North Market Street, P.O. Box 1347, Wilmington, Delaware 19899-1347. The registered agent of the Trust at such location shall be Delaware Corporation Organizers, Inc.; provided that the Trustees without a Shareholder vote may at any time change the Trust’s registered office or its registered agent, or both.

ARTICLE VII

INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

The Trust may purchase and maintain insurance on behalf of any Covered Person (as defined in Section 10.02 of the Trust Instrument) against any liability asserted against him and claimed by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.

The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ARTICLE VIII

SEAL

The seal of the Trust shall be circular in form bearing the inscription:

“E.I.I. REALTY SECURITIES TRUST, DECEMBER 22, 1997

THE STATE OF DELAWARE”

ARTICLE IX

EXECUTION OF INSTRUMENTS; VOTING OF SECURITIES

SECTION 9.01 GENERAL. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the President, any Vice President, the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the Trustees may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

SECTION 9.02 CHECKS, NOTES, DRAFTS, ETC. So long as the Trust shall employ a custodian to keep custody of the cash and securities of the Trust, all checks and drafts for the payment of money by the Trust may be signed in the name of the Trust by the custodian. Except as otherwise authorized by the Trustees, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Trust by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Promissory notes, checks or drafts payable to the Trust may be endorsed only to the order of the custodian or its nominee and only by the Treasurer or President or a Vice President or by such other person or persons as shall be authorized by the Trustees.

SECTION 9.03 VOTING OF SECURITIES. Unless otherwise ordered by the Trustees, the President or any Vice President shall have full power and authority on behalf of the

Trust to attend and to act and to vote, or in the name of the Trust to execute proxies to vote, at any meeting of shareholders of any company in which the Trust may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Trustees may by resolution from time to time confer like powers upon any other person or persons.

ARTICLE X

AMENDMENTS

These Bylaws may be amended from time to time by action of the Trustees, without requirement for the vote or approval of Shareholders.